Exhibit 99.B(h)(9)(i)

AMENDED

MASTER REPURCHASE AGREEMENT

THIS AMENDED MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of April 28, 2006, is by and between Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto (“Aeltus Funds”), and Deutsche Bank Securities, Inc. (“Deutsche Bank”).

W I T N E S S E T H:

WHEREAS, Aeltus Funds and Deutsche Bank are parties to that certain Master Repurchase Agreement dated as of February 21, 2005 (the “Master Repurchase Agreement”); and

WHEREAS, Aeltus Funds and Deutsche Bank desire to amend the Master Repurchase Agreement to add the ING 130/30 Fundamental Research Fund and to otherwise accurately reflect the funds listed on Exhibit A as set forth herein;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Aeltus Funds and Deutsche Bank agree that the Master Repurchase Agreement is hereby amended as follows:

Exhibit A shall be replaced in its entirety with the attached Exhibit A thereby accurately reflecting the clients for whom ING is acting as agent under the Master Repurchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective April 28, 2006.

Aeltus Funds:	Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Exhibit A Hereto

	By:	/s/ Robert S. Naka

Title: Executive Vice President

Deutsche Bank:	Deutsche Bank Securities, Inc.

	By:	/s/ Joseph P. Randazzo

Title: Managing Director

	By:	/s/ illegible Grossman
Title: Director

SCHEDULE A

LIST OF AELTUS FUNDS

(Updates effective April 28, 2006)

ING GET FUND

ING GET Fund (Series M-V)*

ING SERIES FUND, INC.

Brokerage Cash Reserves

ING 130/30 Fundamental Research Fund

ING Aeltus Money Market Fund

ING Balanced Fund (ING Equity and Bond Fund merged into it on 12/3/05)

ING Equity Income Fund

ING Growth Fund

ING Index Plus LargeCap Fund

ING Index Plus MidCap Fund

ING Classic Index Plus Fund (previously ING Index Plus Protection Fund)

ING Index Plus SmallCap Fund

ING International Growth Fund

ING Small Company Fund (ING SmallCap Opportunities Fund merged into it on 12/3/05)

ING Strategic Allocation Moderate Fund

ING Strategic Allocation Growth Fund

ING Strategic Allocation Conservative Fund

ING VP BALANCED PORTFOLIO, INC.

ING STRATEGIC ALLOCATION PORTFOLIOS, INC.

ING VP Strategic Allocation Moderate Portfolio

ING VP Strategic Allocation Growth Portfolio

ING VP Strategic Allocation Conservative Portfolio

ING VP INTERMEDIATE BOND PORTFOLIO

ING VP MONEY MARKET PORTFOLIO

ING VARIABLE FUNDS

ING VP Growth and Income Portfolio

ING VARIABLE PORTFOLIOS, INC.

ING VP Growth Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP International Equity Portfolio

ING VP Small Company Portfolio

ING VP Value Opportunity Portfolio (ING VP MagnaCap Portfolio was merged into on 12/3/05)

* ING GET Fund - Series G is no longer and active fund